Exhibit 4.1

C0000000230 | M

104598

A BRITISH COLUMBIA COMPANY

TIMMINS GOLD CORP

Number

00000000

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 88741P103

ISIN CA88741P1036

Shares

* * * * 0 * * * * * * * * *

* * * * * 0 * * * * * * * *

* * * * * * 0 * * * * * * *

* * * * * * * 0 * * * * * *

* * * * * * * * 0 * * * * *

THIS CERTIFIES THAT

SPECIMEN

IS THE REGISTERED HOLDER OF

* * * 0 * * *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

TIMMINS GOLD CORP

subject to the charter documents of the Company transferable on the books of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia, Canada.

President

VOID

Director

Dated: Jan 11, 2011

COUNTERSIGNED AND REGISTERED

COMPUTERSHARE TRUST COMPANY OF CANADA (VANCOUVER) (TORONTO) TRANSFER AGENT AND REGISTRAR

VOID

By

Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Vancouver, BC and Toronto, ON.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

CSAE_LIVE_JTGQ_C01.MTL.PULLS/000001/000001/i

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with rights of survivorship and not as tenants in common

(Name) CUST (Name) UNIF GIFT MIN ACT (State) – (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

shares represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED:

Signature of Shareholder

Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank on a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guaranteed must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS – INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILGRANE. POUR CE FAIRE, PLACER Á LA LUMIÉRE.

EN_COMP_V2_01